Exhibit 99.1

INVESTOR CONTACT:
Endologix, Inc.
Vaseem Mahboob, CFO
(949) 595-7200

Endologix Reports Fourth Quarter and Fiscal Year 2017 Financial Results

IRVINE, Calif., February 21, 2018 - Endologix, Inc. (NASDAQ: ELGX), a developer and marketer of innovative treatments for aortic disorders, today announced financial results for the fourth quarter and fiscal year ended December 31, 2017.

“While our top-line performance during the fourth quarter finished at the low end of our guidance, we were pleased to have achieved expanded gross margins and to have further lowered our operating expenses,” said John McDermott, Chief Executive Officer of Endologix, Inc. “Subsequent to the quarter end, we completed patient enrollment in the ELEVATE IDE clinical study. We plan to file regulatory submissions in the third quarter of 2018 and currently anticipate potential approval of the Alto device in both the U.S. and European markets in 2019. The Alto device incorporates several design enhancements that are intended to simplify the procedure and enable the system to treat a wider range of AAA anatomies than Ovation iX. We also welcomed Greg Morrow as our Chief Marketing Officer, and we believe that under his leadership our team will be able to further strengthen our brand value proposition and maximize the impact of our innovative new product pipeline. Looking forward, we are confident that we have sufficient resources to drive innovation and position the Company for future growth in its addressable markets.”

Financial Results

Global revenue in the fourth quarter of 2017 was $44.0 million, a 7.3% decrease from $47.5 million in the fourth quarter of 2016. For the year ended December 31, 2017, global revenue was $181.2 million, a 6.1% decrease from $192.9 million for the year ended December 31, 2016.

U.S. revenue in the fourth quarter of 2017 was $29.5 million, a 12.2% decrease from U.S. revenue of $33.7 million in the fourth quarter of 2016. U.S. revenue for the year ended December 31, 2017 was $123.2 million, a 9.5% decrease from U.S. revenue of $136.1 million a year ago.

International revenue in the fourth quarter of 2017 was $14.5 million, a 4.8% increase from international revenue of $13.8 million in the fourth quarter of 2016. On a constant currency basis, fourth quarter 2017 international revenue increased 0.8%. International revenue for the year ended December 31, 2017 was $58.0 million, a 2.0% increase from international revenue of $56.8 million a year ago. On a constant currency basis, fiscal year 2017 international revenue increased 1.2%.

Gross profit for the fourth quarter of 2017 was $31.4 million, which represents a gross margin of 71.3%. This compares to a gross profit of $29.5 million, or a gross margin of 62.1%, in the fourth quarter of 2016. Gross profit was $121.3 million for the year ended December 31, 2017, representing a gross margin of 67.0%. This compares to a gross profit of $123.8 million, or a gross margin of 64.2%, for the year ended December 31, 2016. Fiscal year 2016 gross profit was negatively impacted by $8.2 million related to purchase price accounting for inventory acquired by Endologix in the TriVascular merger. Excluding this impact, fiscal year 2016 gross margin was 68.4%.

Total operating expenses were $40.3 million in the fourth quarter of 2017, compared to $51.7 million in the fourth quarter of 2016. Fourth quarter 2017 operating expenses included $1.2 million for expenses related to restructuring and fourth quarter 2016 operating expenses included $2.4 million for restructuring and contract termination. Excluding these items, operating expenses in the fourth quarter of 2017 as compared to operating expenses in the fourth quarter of 2016 were lower by $10.3 million, or 20.8%, driven by synergy savings resulting from the TriVascular merger and ongoing cost management initiatives. For the year ended December 31, 2017, total selling, general and administrative expenses were 14.2% lower as compared to the year ended December 31, 2016.

Net loss for the fourth quarter of 2017 was $14.5 million, or $(0.17) per share, compared to a net loss of $24.9 million, or $(0.30) per share, for the fourth quarter of 2016. Adjusted Net Loss (non-GAAP, defined below) was $7.0 million, compared to an Adjusted Net Loss of $18.3 million for the fourth quarter of 2016. The Company reported a negative Adjusted EBITDA (non-GAAP, defined below) of $2.7 million for the fourth quarter of 2017, compared to a negative Adjusted EBITDA of $13.2 million for the fourth quarter of 2016.

For the year ended December 31, 2017, the Company reported a net loss of $66.4 million, or $(0.80) per share, compared to a net loss of $154.7 million, or $(1.91) per share for the year ended December 31, 2016. Adjusted Net Loss (non-GAAP, defined below) was $39.5 million, compared to an Adjusted Net Loss of $63.3 million a year ago. The Company reported a negative Adjusted EBITDA (non-GAAP, defined below) of $19.2 million for the year ended December 31, 2017, compared to a negative Adjusted EBITDA of $41.4 million for the year ended December 31, 2016.

Total cash, cash equivalents, restricted cash and marketable securities were $60.6 million as of December 31, 2017, compared to $49.1 million as of December 31, 2016.

Financial Guidance

The Company anticipates 2018 revenue in the range of $170 million to $180 million, representing a decrease of 1% to 6% compared to 2017. The Company anticipates 2018 GAAP loss in the range of $(0.89) to $(0.95) per share.

Conference Call Information

The Company's management will host a conference call at 4:30 p.m. ET today to discuss its fourth quarter and fiscal year 2017 results.

To participate in the conference call, dial 877-407-9716 (domestic) or 201-493-6779 (international).
This conference call will also be webcast and can be accessed from the “Investors” section of the Company’s website at www.endologix.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, February 21, 2018, until 11:59 p.m. ET on Wednesday, February 28, 2018. To hear this recording, dial 844-512-2921 (domestic) or 412-317-6671 (international) and enter the passcode 13675959.

About Endologix

Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once an AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. For more information, visit www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device only in the United States. The Ovation Alto® System is an investigational device, not currently approved in any market, and its safety and effectiveness have not been established.

Cautions Regarding Forward-Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,”“will,”, “believe,” “estimate,” “forecast,” “goal,” “project,” "continue," "outlook," “guidance,” "future,” other words of similar meaning and the use of future dates. Forward-looking statements used in this press release include, but are not limited to, statements regarding anticipated benefits for Endologix’s existing products and potential future products, Endologix’s ability to obtain regulatory approval of its existing products and potential future products within reference timelines or at all, Endologix’s ability to strengthen its brand value proposition and achieve future growth in addressable markets, and 2018 financial guidance, the accuracy of which are necessarily subject to risks and uncertainties that may cause Endologix’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include Endologix’s ability to continue integrating the businesses and operations of, and to realize the expected benefits of its merger with, TriVascular, continued market acceptance, endorsement and use of Endologix's products, the success of clinical trials relating to Endologix’s products, product research and development efforts, uncertainty in the process of obtaining and maintaining regulatory approvals for Endologix's products, risks associated with the development and manufacture of our current and pipeline products, risks associated with international operations, including currency exchange rate fluctuations, Endologix’s ability to protect its intellectual property rights and proprietary technologies, and other economic, business, competitive and regulatory factors. Undue reliance should not be placed upon the forward-looking statements contained in this press release, which speak only as of the date of this press release. Endologix undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q, for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures
Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)" and (2) “Adjusted EBITDA" enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. "GAAP" is generally accepted accounting principles in the United States.

Adjusted Net Income (Loss) Definition:
(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss) under GAAP, excluding: (i) the fair value adjustment to the Nellix® acquisition contingent consideration; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses, including licensing costs related to research and development activities; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; and (ix) inventory step-up amortization; and (x) loss on extinguishment of debt.

In the three and twelve months ended December 31, 2017, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to Nellix contingent consideration liability; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) restructuring and other transition costs; and (v) loss on extinguishment of debt.

In the three and twelve months ended December 31, 2016, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to the Nellix contingent consideration liability; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses, including licensing costs related to research and development activities; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; and (ix) inventory step-up amortization.

In future periods, Adjusted Net Income (Loss) will continue to exclude: (i) the fair value adjustments to the Nellix contingent consideration liability; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses; (vii) restructuring and other transition costs; (viii) fair value adjustment of derivative liabilities; (ix) inventory step-up amortization; (x) loss on extinguishment of debt; and
(xi) other non-recurring expenses or income, as described by Endologix.

Adjusted EBITDA Definition:
(2) “Adjusted EBITDA” is a non-GAAP measure defined by Endologix as “Adjusted Net Income (Loss)” excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

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Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue
U.S.	$29,537	$33,654	$123,209	$136,111
International	14,466	13,809	57,948	56,814
Total Revenue	44,003	47,463	181,157	192,925
Cost of goods sold	12,647	18,002	59,828	69,133
Gross profit	$31,356	$29,461	$121,329	$123,792
Operating expenses:
Research and development	4,478	8,541	21,019	32,337
Clinical and regulatory affairs	3,166	4,551	12,952	16,215
Marketing and sales	21,183	25,010	92,400	107,759
General and administrative	10,192	11,175	35,301	41,044
Restructuring costs	1,242	2,481	1,477	11,093
Contract termination and business acquisition expenses	—	(88)	—	5,768
Settlement costs	—	—	—	4,650
Total operating expenses	40,261	51,670	163,149	218,866
Loss from operations	(8,905)	(22,209)	(41,820)	(95,074)
Other income (expense)	(5,913)	(5,538)	(21,427)	(17,774)
Change in fair value of contingent consideration related to acquisition	(500)	2,600	2,900	2,500
Loss on extinguishment of debt	—	—	(6,512)	—
Change in fair value of derivative liabilities	—	—	—	(43,831)
Total other expense	(6,413)	(2,938)	(25,039)	(59,105)
Net loss before income tax expense	$(15,318)	$(25,147)	$(66,859)	$(154,179)
Income tax benefit (expense)	797	222	459	(498)
Net loss	$(14,521)	$(24,925)	$(66,400)	$(154,677)
Other comprehensive income (loss) foreign currency translation	$478	$(89)	$1,847	$978
Comprehensive loss	$(14,043)	$(25,014)	$(64,553)	$(153,699)
Basic and diluted net loss per share	$(0.17)	$(0.30)	$(0.80)	$(1.91)
Shares used in computing basic and diluted net loss per share	83,621	82,686	83,325	80,976

Exhibit 99.1

Non-GAAP Reconciliations:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net Loss to Adjusted Net Loss
Net loss	$(14,521)	$(24,925)	$(66,400)	$(154,677)
Fair value adjustment to Nellix contingent consideration liability	500	(2,600)	(2,900)	(2,500)
Interest expense	5,945	4,160	22,064	15,841
Foreign currency (gain) loss	(118)	1,274	(678)	2,112
Settlement costs	—	—	—	4,650
Contract termination and business acquisition expenses	—	(88)	—	5,768
Business development expenses	—	1,000	—	1,000
Restructuring and other transition costs	1,242	2,907	1,871	12,414
Fair value adjustment of derivative liabilities	—	—	—	43,831
Inventory step-up amortization	—	—	—	8,238
Loss on extinguishment of debt	—	—	6,512	—
(1) Adjusted Net Loss	$(6,952)	$(18,272)	$(39,531)	$(63,323)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(6,952)	$(18,272)	$(39,531)	$(63,323)
Income tax (benefit) expense	(797)	(222)	(459)	498
Depreciation and amortization	2,177	2,618	9,111	9,149
Stock-based compensation	2,843	2,645	11,644	12,286
(2) Adjusted EBITDA	$(2,729)	$(13,231)	$(19,235)	$(41,390)

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$57,991	$26,120
Restricted cash	2,608	2,001
Marketable securities	—	20,988
Accounts receivable, net of allowance for doubtful accounts of $470 and $1,037, respectively	32,294	34,430
Other receivables	418	1,787
Inventories	45,153	41,160
Prepaid expenses and other current assets	4,670	3,359
Total current assets	143,134	129,845
Property and equipment, net	19,212	23,265
Goodwill	120,927	120,711
Intangibles, net	80,403	84,511
Deposits and other assets	1,371	1,352
Total assets	$365,047	$359,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,351	$13,237
Accrued payroll	15,054	19,997
Accrued expenses and other current liabilities	16,002	11,668
Current portion of debt	17,202	—
Revolving line of credit	21	—
Total current liabilities	60,630	44,902
Deferred income taxes	201	879
Deferred rent	7,724	7,949
Other liabilities	3,877	3,783
Contingently issuable common stock	9,300	12,200
Debt	208,253	177,178
Total liabilities	289,985	246,891
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized. No shares issued and outstanding.	—	—
Common stock, $0.001 par value; 135,000,000 shares authorized. 83,855,824 and 82,986,244 shares issued, respectively. 83,643,585 and 82,774,005 shares outstanding, respectively.	84	83
Additional paid-in capital	594,586	567,765
Accumulated deficit	(520,001)	(453,601)
Treasury stock, at cost, 212,239 and 212,239 shares, respectively.	(2,942)	(2,942)
Accumulated other comprehensive income	3,335	1,488
Total stockholders’ equity	75,062	112,793
Total liabilities and stockholders’ equity	$365,047	$359,684

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